UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 10, 2008
Date of Report (Date of earliest event reported)
IMARX THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33043	86-0974730

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)
1730 River Road, Suite 200
Tucson, AZ 85718
(Address of principal executive offices)
(520) 770-1259
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
Item 2.05 Costs Associated with Exit or Disposal Activities
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 99.1

Item 1.02 Termination of a Material Definitive Agreement.
     On June 10, 2008 ImaRx Therapeutics, Inc. (the “Company”) entered into a Termination Agreement terminating the Letter of Intent with respect to the acquisition by Microbix Biosystems of ImaRx Therapeutics’ urokinase inventory and related assets for $17 million in cash. The circumstances that resulted in the termination of the Letter of Intent included the inability of Microbix to raise the funds required to close the intended transaction, and the receipt by ImaRx of the previously announced “approvable” letter from the FDA on May 13, 2008, indicating that additional testing would be required for approval of ImaRx’s urokinase stability testing program and release of labeled vials of urokinase. The Termination Agreement provides for the termination of the Letter of Intent including each of the party’s obligations there under other than provisions related to confidentiality. Additionally, ImaRx is free to pursue other transactions with respect to its urokinase business and will not be liable to make any payments to Microbix should a transaction be entered into with another party. Finally, Microbix and ImaRx waived any and all claims they have or may have against the other for failure to close the proposed acquisition, or in connection with or arising out of any of the communications, written or oral, they have had with respect to the Letter of Intent or any of the subjects it addresses. A copy of the Termination Agreement is attached to this report as Exhibit 10.1, the content of which is incorporated herein by this reference.
Item 2.05 Costs Associated with Exit or Disposal Activities.
     On June 10, 2008, in order to preserve cash, the Company’s board of directors authorized a restructuring move that was implemented on June 11, 2008, and that included a workforce reduction in which the employment of all of the Company’s employees other than Bradford Zakes, its president and chief executive officer, were terminated. The costs associated with these actions will be approximately $540,000, which is primarily comprised of severance payments for the affected employees. The Company expects to pay out the $671,000 in restructuring costs, in addition to employee accrued paid-time off balances totaling approximately $130,000, during the second quarter of 2008. Certain of the Company’s former key employees are expected to enter into consulting agreements with the Company in order to assist the Company in exploring strategic alternatives for its commercial urokinase assets, clinical-stage SonoLysis program and other assets. The Company is currently unable to estimate the amount of consulting fees and costs, if any, it will incur in connection with the consulting agreements.
     The Company may incur additional costs, charges or impairments resulting from restructuring. Because the restructuring of the Company has not yet been finalized the Company cannot currently estimate whether additional costs will result or be incurred. At such time as the Company finalizes the restructuring, if it is determined that material costs, charges or impairments will result or be incurred, the Company will file an amendment to this Current Report on Form 8-K to disclose the estimated amounts of such costs.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective June 11, 2008, in connection with a general workforce reduction, Greg Cobb has left the employ of the Company and will no longer serve as the Company’s chief financial officer or treasurer. The Company entered into a Separation and Release of Claims Agreement with Mr. Cobb, a copy of which is attached to this report as Exhibit 10.2, the content of which is incorporated herein by this reference. The Separation and Release of Claims Agreement provides for a lump sum severance payment in an amount equal to Mr. Cobb’s salary for six months totaling $112,500. In addition, the Company shall pay on Mr. Cobb’s behalf his COBRA benefits for six months totaling approximately $7,200. Additionally, Mr. Cobb provided a general release of all claims he may have against the Company other than rights to indemnification he may have under the terms of an Indemnification Agreement dated July 12, 2007 entered into with the Company in connection with the Company’s initial public offering of common stock. The Company has entered into a Consultant Services Agreement with Mr. Cobb, a copy of which is attached to this report as Exhibit 10.3, the content of which is incorporated herein by this reference. Under the Consulting Agreement Mr. Cobb will provide general business development services and assistance on the review, maintenance and prosecution of its patent estate and patent applications on an as-needed basis and as requested by the Company from time-to-time. Mr. Cobb shall be paid $165 per hour for services rendered under the agreement. The term of the agreement is 9 months and either party may terminate the agreement upon the provision of 30 days advance notice.
     Effective June 11, 2008, in connection with a general workforce reduction, Kevin Ontiveros has left the employ of the Company. The Company entered into a Separation and Release of Claims Agreement with Mr. Ontiveros, a copy of which is attached to this report as Exhibit 10.4, the content of which is incorporated herein by this reference. The Separation and Release of Claims Agreement provides for a lump sum severance payment in an amount equal to Mr. Ontiveros’s salary for six months totaling $103,260. In addition the Company shall pay on Mr. Ontiveros’s behalf his COBRA benefits for six months totaling approximately $7,200. Additionally, Mr. Ontiveros provided a general release of all claims he may have against the Company other than rights to indemnification he may have under the terms of an Indemnification Agreement dated July 12, 2007 entered into with the Company in connection with the Company’s initial public offering of common stock. The Company has entered into a Consultant Services Agreement with Mr. Ontiveros, a copy of which is attached to this report as Exhibit 10.5, the content of which is incorporated herein by this reference. Mr. Ontiveros will continue to serve as the Company’s vice president, legal affairs and general counsel, and as the Company’s secretary, pursuant to the terms of the Consultant Services Agreement. Beginning June 12, 2008 through August 31, 2008, Mr. Ontiveros will be paid at the fixed bi-weekly rate of $12,913.00 for services rendered under the agreement. Beginning September 1, 2008 Mr. Ontiveros will be paid a bi-weekly rate equal to $6,500 for Services rendered under the agreement. Such services shall be provided until December 31, 2008 or the closing of a strategic transaction. Either party may terminate the agreement upon the provision of 15 days advance notice.
Item 8.01 Other Events.
     On June 11, 2008, ImaRx Therapeutics issued the press release attached to this report as Exhibit 99.1. The content of the press release is incorporated herein by this reference.
Item 9.01. Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit No.	Description
10.1	Termination Agreement dated as of June 10, 2008 by and between the Company and Microbix Biosystems Inc.

10.2	Separation and Release of Claims Agreement by and between the Company and Greg Cobb

10.3	Consultant Services Agreement dated as of June 11, 2008 by and between the Company and Greg Cobb

10.4	Separation and Release of Claims Agreement by and between the Company and Kevin Ontiveros

10.5	Consultant Services Agreement dated as of June 11, 2008 by and between the Company and Kevin Ontiveros

99.1	Press Release issued by ImaRx Therapeutics, Inc. on June 11, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2008	IMARX THERAPEUTICS, INC.
	By:	/s/ Kevin Ontiveros
Kevin Ontiveros,
Vice President, Legal Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Termination Agreement dated as of June 10, 2008 by and between the Company and Microbix Biosystems Inc.

10.2	Separation and Release of Claims Agreement by and between the Company and Greg Cobb

10.3	Consultant Services Agreement dated as of June 11, 2008 by and between the Company and Greg Cobb

10.4	Separation and Release of Claims Agreement by and between the Company and Kevin Ontiveros

10.5	Consultant Services Agreement dated as of June 11, 2008 by and between the Company and Kevin Ontiveros

99.1	Press Release issued by ImaRx Therapeutics, Inc. on June 11, 2008.